EXHIBIT 10.3

BMC CAPITAL, INC.

STOCK OPTION GRANT NOTICE
(2016 EQUITY INCENTIVE PLAN)

BMC Capital, Inc. (the “Company”), pursuant to its 2016 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth in this notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Optionholder:	Thomas J. Gingerich
Date of Grant:	August 5, 2016
Vesting Commencement Date:	August 1, 2016
Number of Shares Subject to Option:	3,000,000
Exercise Price (Per Share):	$0.27
Total Exercise Price:	$810,000
Expiration Date:	July 31, 2021

Type of Grant:	☒ Incentive Stock Option[1]	☐ Nonstatutory Stock Option
Exercise Schedule:	☒ Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule: The Options shall be subject to the following vesting arrangements: 25% shall vest on the 1 year anniversary of the Vesting Commencement Date and the remaining 75% shall vest in 36 equal monthly installments measured from the first anniversary of the Vesting Commencement Date, subject to Optionholder’s Continuous Service on each such date.

Payment: By one or a combination of the following items (described in the Option Agreement):

☒  By cash, check, bank draft or money order payable to the Company

☐   Pursuant to a Regulation T Program if the shares are publicly traded

☐   By delivery of already-owned shares if the shares are publicly traded

☐   If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

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[1] If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.
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Additional Terms/Acknowledgements:  Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan.  Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder, and (ii) the following agreements only.

Other Agreements:

By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BMC Capital, Inc. By: /s/ Christian Briggs Signature Title: President and CEO Date: September 12, 2016	Optionholder: /s/ Thomas J. Gingerich Signature Date: September 12, 2016

Attachments:  Option Agreement, 2016 Equity Incentive Plan and Notice of Exercise

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ATTACHMENT I

OPTION AGREEMENT

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ATTACHMENT II

2016 EQUITY INCENTIVE PLAN

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